Exhibit 10.2

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

EDUCATION LOAN MARKETING AGREEMENT

This Education Loan Marketing Agreement is made as of this 22nd day of August, 2018, by and between Nelnet Consumer Finance, Inc., a Nebraska corporation (“Nelnet”), and Union Bank and Trust Company, a Nebraska state banking corporation (the “Lender”).

WHEREAS, Lender offers or intends to offer applications for loans made for the purpose of financing costs of post-secondary education, and funds or intends to fund such loans to accepted applicants;

WHEREAS, Lender wishes to engage Nelnet to market and refer applicants for educationally related loans offered by Lender; and

WHEREAS, Lender is willing to compensate Nelnet for educationally related loans that are funded based on applications for such loans submitted to Lender by Nelnet;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Section 1. Definitions. Wherever used in this Agreement, unless the context indicates a contrary intent or unless specifically provided herein, the following terms shall have the meanings indicated:

“Agreement” means this Education Loan Marketing and Referral Agreement between Lender and Nelnet.

“Refinance Loan” means any Education Loan made to consolidate existing Education Loans and/or other Refinance Loans.

“Refinance Loan Application” means an application for Refinance Loan on the form prepared and furnished by Nelnet on behalf of Lender, but approved by Lender.

“Education Loan” means any education loan made for the purpose of financing post-secondary education and/or education related to professional certification.

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

“Education Loan Application” means an application for an Education Loan on the form prepared and furnished by Nelnet on behalf of Lender, but approved by Lender.

“Funded Refinance Loan” means a Refinance Loan Application which has been processed, approved and funded by or on behalf of Lender.

“Funded Education Loan” means an Education Loan processed, approved and funded by or on behalf of Lender as a result of an Education Loan Application.

“Initial Period” means thirty-six (36) months from the date of this Agreement.

Section 2. Term and Termination. This Agreement shall remain in effect for the Initial Period. The Agreement will extend automatically for successive three-year extension periods upon each annual anniversary of this Agreement, without the necessity of further documentation, unless either party send written notice of termination to the other party hereto. Such notice of termination will be effective to terminate this Agreement at (i) the end of the term in which it is received. Notwithstanding the foregoing, either party may at any time upon ninety (90) days’ notice terminate this Agreement by delivery of a notice of termination to the other party. Lender shall give prompt written notice to Nelnet in the event Lender ceases substantially all operations to make Education Loans, and neither party shall have any further obligations under this Agreement following such cessation.

Section 3. Duties of the Parties.

(a) Nelnet’s Obligations. Nelnet shall, between the date of this Agreement and the date this Agreement terminates, market and promote Lender as lender and provider of Education Loans and Refinance Loans to prospective borrowers. Such marketing and promotion efforts may include, without limitation, hosting or placing content approved by Lender or one or more websites of Nelnet or its affiliates, providing website links to an approved website for prospective borrowers to utilize, providing marketing materials approved by Lender to educational institutions, prospective borrowers and other appropriate marketing recipients via such manner of delivery as Nelnet deems appropriate. Nelnet shall ensure that all aspects of these marketing and promotion efforts comply with all state and federal laws, regulations and agency rules. Nelnet shall obtain prior approval from Lender with respect to all marketing and promotional materials and content before use thereof by Nelnet, and all such materials shall clearly delineate and distinguish Nelnet in its role as marketing agent and Lender as the lender in the event of any reference to Nelnet therein. Nelnet shall provide consulting services and analysis with respect to credit scores of potential borrowers. Nelnet shall, during the term of this Agreement, provide to Lender [*****]

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

hours of audit support per fiscal year of Nelnet; if Lender requests audit support in excess of that amount, Lender shall pay to Nelnet $[*****] per hour for such excess hours. Nelnet shall pay to Lender the costs of any borrower benefits afforded to borrowers on Education Loans and Refinance Loans owned by Lender and which result from Nelnet’s efforts under this Agreement.

(b) Lender’s Obligations. Lender shall either create or approve all content to be used by Nelnet on its website with respect to Lender and all marketing materials. Lender shall create and maintain, with assistance of Nelnet, all Education Loan Applications, Refinance Loan Applications, disclosures, promissory notes, and any other documentation utilized in connection with applying for, making or disbursing Lender’s Education Loans and Refinance Loans, provided, however, that no such approval shall be unreasonably withheld, delayed or conditioned. Lender shall cooperate and assist Nelnet in its activities pursuant to this Agreement as Nelnet may reasonably request from time to time. Lender shall provide those borrower benefits as set forth in Nelnet’s advertising and promotion of Lender’s Education Loans, except Lender may end such borrower benefits to the extent that such advertising and promotional materials clearly and conspicuously disclose that such borrower benefits could be terminated, and if Lender sells, securitizes or changes the servicer of such Education Loans, Purchaser shall include as a provision of all relevant contracts to sell, securitize or service such Eligible Loans, that all borrower benefits represented as being available to a borrower will continue to inure to the benefit of the borrower or to the same extent as if Lender had not sold, securitized or changed the servicer of such Education Loans, except to the extent that Nelnet’s advertising and promotional materials clearly and conspicuously disclose that such borrower benefits could be terminated.

Section 4. Exclusivity. Nelnet may, at its option, provide concurrent marketing and promotional services to or on behalf of other lenders on Education Loans and Refinance Loans. Nelnet may refer the same borrowers to Lender and other lenders for which Nelnet provides marketing or promotional services.

Section 5. Compensation. Lender will pay Nelnet a marketing fee in connection with each Education Loan made by or on behalf of Lender following Nelnet’s activities described in this Agreement which result in a funded Education Loan. The marketing fees paid to Nelnet by Lender will be the product of (i) [*****]%, multiplied by (ii) the gross principal balance of loan proceeds disbursed by Lender with respect to each Funded Education Loan or Funded Refinance Loan. The marketing fees will be paid and calculated on a monthly basis, as of the last day of each month, reconciled for any reimbursement of any disbursed loan proceeds of previously Funded Education Loans or Funded Refinance Loans. The marketing fees will be paid by Lender to Nelnet within thirty days of the Lender’s receipt of the previous months marketing fee calculation.

Section 6. Audit. At reasonable times, during normal business hours, either party’s auditors or agents may examine the books and records of the other party hereto as they relate to the performance of this Agreement, provided the party requesting the examination has given at least five (5) days advance written notice to the other party. Each party shall maintain all such books and records for examination. The obligations in this paragraph for any given Education Loan or Refinance Loan shall extend for a period during this Agreement and ending six (6) years after termination of this Agreement. The costs of such audit shall be paid for by the party requesting the examination, subject to the audit support to be provided by Nelnet under Section 3(a) hereof to assist Lender with audits of Lender’s own activities.

Section 7. Representations, Warranties and Covenants. Each party hereto represents and warrants to, and covenants with the other party hereto, that, to the best of its knowledge and belief: (a) it is duly authorized to do business in the jurisdiction in which it operates and has full power and authority to execute, deliver and perform this Agreement; (b) during the term of this Agreement it will (i) remain in good standing and qualified to do business under the laws of the jurisdiction in which it was organized and the states in which it operates, (ii) conduct its business in accordance with all applicable state and federal laws and regulations, and (iii) continue to be qualified to carry out this Agreement; (c) there is no action or proceeding pending or threatened against it before any court or administrative agency, nor any presently existing order of any court or administrative agency that might have a materially adverse effect on the ability of such party to perform its obligations under this Agreement; and (d) any consent or approval of federal or state banking or regulatory authorities required for the making or performance of this Agreement has been obtained.

Section 8. Indemnification. Each party hereto, as applicable (referred to in this Section 8 as the “Indemnitor”) shall indemnify, defend and hold harmless to other party hereto and such other party’s directors, officers and employees (collectively, the “Indemnified Parties”) from against any and all Losses resulting from Indemnitor’s breach of any representation, warranties or covenants in this Agreement. The Indemnified Parties shall promptly notify the Indemnitor of any legal claim, demand, right or cause of action asserted, instituted or threatened against the Indemnified Parties that arise from or in connection with this Agreement. The indemnity obligation in this paragraph shall survive termination of this Agreement.

Section 9. Disclaimer of Warranties. Except as set forth in this Agreement, Nelnet does not make any warranties, express, implied or statutory, including but not limited to the implied warranties of merchantability, business continuity or fitness for a particular purpose, with respect to the services to be provided by Nelnet hereunder.

Section 10. Property Rights.

(a) Nelnet Property. Nelnet shall retain all right, title and interest in and to (a) all Nelnet websites, URLs, software, tools, routines, programs, designs, diagrams, technology, ideas, know-how, processes, techniques and inventions that Nelnet makes, develops, conceives or reduces to practice, whether alone or jointly with others, in the course of its performance under this Agreement, (b) all enhancements, modifications, improvements and derivative works of each and any of the foregoing, and (c) all copyrights, trademarks, service marks, trade secrets, patents, patent applications and other proprietary rights related to each and any of the foregoing (collectively, the “Nelnet Property”).

(b) Lender Content. Subject to the following limited license granted to Nelnet, Lender shall retain all rights, title and interest in and to the content of its materials disclosed to Nelnet hereunder ("Lender Content"), and such content shall be the Confidential Information of Lender subject to subsection (c) below. Subject to the terms and conditions of this Agreement, Lender hereby grants Nelnet a limited, non-exclusive, non-transferable royalty free license for the term of this Agreement to use the Lender Content only as required in order for Nelnet to perform the services as provided herein. Lender warrants and represents that the content of any Lender Content it provides to Nelnet shall not: (i) infringe any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising); or (iii) be defamatory, trade libelous, unlawfully threatening or unlawfully harassing.

(c) Confidential Information.

(i) Defined. The term “Confidential Information” shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which (a) a party hereto (“Discloser”) discloses, in writing, orally, visually, or in any other medium to the other party (“Recipient”) or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to (i) the Discloser (ii) third-party suppliers or licensors who have made confidential or proprietary information available to Lender. Confidential Information shall include Lender Information, as described below.

(ii) Lender Information. Nelnet acknowledges that Lender has a responsibility to its customers to keep information about its customers who have borrowed on an Education Loan or Refinance Loan and their accounts (“Lender Information”) confidential. In addition to the other requirements set forth in this Section regarding Confidential Information, Lender Information shall also be subject to the additional restrictions set forth in this Subsection. Nelnet shall not disclose or use Lender Information other than to carry out the purposes for which Lender disclosed such Lender Information to Nelnet.

(iii) Use and Disclosure. Each of the Parties, as Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a “need to know basis” and then only to: (a) its employees and officers; (b) independent contractors, agents, and consultants; and (c) as required by law or as otherwise permitted by this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser’s reasonable, lawful efforts to resist, limit or delay disclosure.

Section 11. Binding Effect/Entire Agreement/Changes. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, including those persons who may acquire the assets of Lender or Nelnet through merger or purchase. This Agreement embodies the entire agreement between the parties concerning the subject matter hereof. Any changes or amendments to this Agreement shall be made in writing and signed by both parties.

Section 12. Notices. All notices and other correspondence to be sent to Lender shall be in care of: Brad Crain, Union Bank and Trust Company, 4243 Pioneer Woods Drive., Lincoln, Nebraska 68516, or such other address as may be provided in writing. All notices and other correspondence to be sent Nelnet shall be sent to: Chief Financial Officer-Nelnet, 121 South 13th Street, Lincoln, NE 68508, with a copy to: General Counsel, 3015 South Parker Road, Suite 400, Aurora, CO 80014, or such other address as may be provided in writing.

Section 13. Governing Law/Venue/Assignment. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska. The parties agree to submit to the exclusive jurisdiction of any court competent jurisdiction located in Lancaster County, Nebraska. This Agreement may not be assigned by a party without the prior written consent of the other parties.

Section 14. Force Majeure. Nelnet and Lender shall each be excused from any breach of or failure to perform under this Agreement if performance is prohibited or prevented or applicable law, rule or regulation; or if such breach or failure results from any acts of God, war, riots or civil disturbances or any other cause beyond its reasonable control which materially hinders or prevents its performance under this Agreement.

Union Bank and Trust Company     Nelnet Consumer Finance, Inc.

By: /s/ Angie Muhleisen     By: /s/ James D. Kruger

Title: President & CEO     Title: Treasurer

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